Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/30/16	7/25/15
Sales	$340,783	$341,423
Cost of sales	207,252	217,191
Gross profit	133,531	124,232
Selling, general and administrative expense	111,763	104,266
Operating income	21,768	19,966
Interest expense	115	112
Interest income	204	205
Other income (expense), net	(72)	1,968
Income before income taxes	21,785	22,027
Income tax expense	7,777	7,904
Net income	14,008	14,123
Net income attributable to noncontrolling interests	(202)	(447)
Net income attributable to La-Z-Boy Incorporated	$13,806	$13,676

Basic weighted average common shares	49,105	50,583
Basic net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.27

Diluted weighted average common shares	49,594	51,043
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.27

Dividends declared per share	$0.10	$0.08

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/30/16	4/30/16
Current assets
Cash and equivalents	$117,159	$112,358
Restricted cash	8,983	8,977
Receivables, net of allowance of $3,070 at 7/30/16 and $3,145 at 4/30/16	128,959	146,545
Inventories, net	176,190	175,589
Other current assets	39,082	38,503
Total current assets	470,373	481,972
Property, plant and equipment, net	170,835	171,590
Goodwill	41,152	37,193
Other intangible assets	9,008	8,558
Deferred income taxes — long-term	42,612	41,683
Other long-term assets, net	64,089	59,033
Total assets	$798,069	$800,029

Current liabilities
Current portion of long-term debt	$266	$290
Accounts payable	45,064	44,661
Accrued expenses and other current liabilities	106,513	112,476
Total current liabilities	151,843	157,427
Long-term debt	448	513
Other long-term liabilities	87,550	84,877
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 49,169 outstanding at 7/30/16 and 49,331 outstanding at 4/30/16	49,169	49,331
Capital in excess of par value	283,980	279,339
Retained earnings	248,636	252,472
Accumulated other comprehensive loss	(33,801)	(34,000)
Total La-Z-Boy Incorporated shareholders’ equity	547,984	547,142
Noncontrolling interests	10,244	10,070
Total equity	558,228	557,212
Total liabilities and equity	$798,069	$800,029

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/16	7/25/15
Cash flows from operating activities
Net income	$14,008	$14,123
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense	(1,076)	148
Provision for doubtful accounts	(77)	(340)
Depreciation and amortization	6,800	6,271
Equity-based compensation expense	3,329	3,012
Change in receivables	17,664	24,610
Change in inventories	510	(22,159)
Change in other assets	(1,467)	(6,933)
Change in payables	403	2,021
Change in other liabilities	(6,044)	(19,223)
Net cash provided by operating activities	34,050	1,530

Cash flows from investing activities
Proceeds from disposal of assets	35	279
Capital expenditures	(5,209)	(6,506)
Purchases of investments	(7,695)	(5,422)
Proceeds from sales of investments	3,670	12,983
Acquisitions, net of cash acquired	(5,281)	—
Change in restricted cash	(7)	—
Net cash (used for) provided by investing activities	(14,487)	1,334

Cash flows from financing activities
Payments on debt	(89)	(122)
Stock issued for stock and employee benefit plans	2,564	145
Excess tax benefit on stock option exercises	1,137	363
Purchases of common stock	(13,567)	(9,171)
Dividends paid	(4,923)	(4,055)
Net cash used for financing activities	(14,878)	(12,840)

Effect of exchange rate changes on cash and equivalents	116	(807)
Change in cash and equivalents	4,801	(10,783)
Cash and equivalents at beginning of period	112,358	98,302
Cash and equivalents at end of period	$117,159	$87,519

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$—	$500

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/16	7/25/15
Sales
Upholstery segment:
Sales to external customers	$223,809	$232,484
Intersegment sales	43,607	40,192
Upholstery segment sales	267,416	272,676

Casegoods segment:
Sales to external customers	20,585	21,202
Intersegment sales	4,453	2,191
Casegoods segment sales	25,038	23,393

Retail segment sales	95,720	86,651

Corporate and Other:
Sales to external customers	669	1,086
Intersegment sales	1,210	516
Corporate and Other sales	1,879	1,602

Eliminations	(49,270)	(42,899)
Consolidated sales	$340,783	$341,423

Operating Income (Loss)
Upholstery segment	$29,809	$24,594
Casegoods segment	2,147	1,690
Retail segment	2,183	4,729
Corporate and Other	(12,371)	(11,047)
Consolidated operating income	$21,768	$19,966